                                                                     Exhibit 4.1











================================================================================


                                    PCA LLC,

                               PCA Finance Corp.,

                           THE GUARANTORS named herein


                                       and


                        THE BANK OF NEW YORK, as Trustee

                        --------------------------------

                                    INDENTURE

                            Dated as of June 27, 2002

                        --------------------------------

                          11.875% Senior Notes Due 2009

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                          Indenture
Section                                                         Section
-------                                                        ---------

310 (a)(1) .............................................       7.10
    (a)(2) .............................................       7.10
    (a)(3) .............................................       N.A.
    (a)(4) .............................................       N.A.
    (a)(5) .............................................       N.A.
    (b) ................................................       7.08; 7.10; 11.02
    (b)(1) .............................................       7.10
    (c) ................................................       N.A.
311 (a) ................................................       7.11
    (b) ................................................       7.11
    (c) ................................................       N.A.
312 (a) ................................................       2.06
    (b) ................................................       11.03
    (c) ................................................       11.03
313 (a) ................................................       7.06
    (b)(1) .............................................       N.A.
    (b)(2) .............................................       7.06
    (c) ................................................       7.06; 11.02
    (d) ................................................       7.06
314 (a) ................................................       4.06; 4.19; 11.02
    (b) ................................................       N.A.
    (c)(1) .............................................       11.04
    (c)(2) .............................................       11.04
    (c)(3) .............................................       N.A.
    (d) ................................................       N.A.
    (e) ................................................       11.05
    (f) ................................................       N.A.
315 (a) ................................................       7.01(b)
    (b) ................................................       7.05; 11.02
    (c) ................................................       7.01(a)
    (d) ................................................       7.01(c)
    (e) ................................................       6.12
316 (a) (last sentence) ................................       2.10
    (a)(1)(A) ..........................................       6.05
    (a)(1)(B) ..........................................       6.04
    (a)(2) .............................................       N.A.
    (b) ................................................       6.08
    (c) ................................................       8.04
317 (a)(1) .............................................       6.09
    (a)(2) .............................................       6.10
    (b) ................................................       2.05; 7.12
318 (a) ................................................       11.01

___________________
N.A. means Not Applicable
Note This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.


                                TABLE OF CONTENTS

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                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions ..............................................   1
SECTION 1.02.     Incorporation by Reference of Trust Indenture Act ........  31
SECTION 1.03.     Rules of Construction ....................................  31

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.     Amount of Notes ..........................................  32
SECTION 2.02.     Form and Dating ..........................................  32
SECTION 2.03.     Execution and Authentication .............................  33
SECTION 2.04.     Registrar and Paying Agent ...............................  34
SECTION 2.05.     Paying Agent To Hold Money in Trust ......................  34
SECTION 2.06.     Noteholder Lists .........................................  35
SECTION 2.07.     Transfer and Exchange ....................................  35
SECTION 2.08.     Replacement Notes ........................................  36
SECTION 2.09.     Outstanding Notes ........................................  36
SECTION 2.10.     Treasury Notes ...........................................  37
SECTION 2.11.     Temporary Notes ..........................................  37
SECTION 2.12.     Cancellation .............................................  37
SECTION 2.13.     Defaulted Interest .......................................  37
SECTION 2.14.     CUSIP Number .............................................  38
SECTION 2.15.     Deposit of Moneys ........................................  38
SECTION 2.16.     Book-Entry Provisions for Global Notes ...................  38
SECTION 2.17.     Special Transfer Provisions ..............................  41
SECTION 2.18.     Computation of Interest ..................................  42

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Election To Redeem; Notices to Trustee ...................  43
SECTION 3.02.     Selection by Trustee of Notes To Be Redeemed .............  43
SECTION 3.03.     Notice of Redemption .....................................  43
SECTION 3.04.     Effect of Notice of Redemption ...........................  44
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SECTION 3.05.   Deposit of Redemption Price.............................................     44
SECTION 3.06.   Notes Redeemed in Part..................................................     45

                                     ARTICLE FOUR

                                      COVENANTS

SECTION 4.01.   Payment of Notes........................................................     45
SECTION 4.02.   Maintenance of Office or Agency. .......................................     45
SECTION 4.03.   Legal Existence.........................................................     46
SECTION 4.04.   Maintenance of Properties; Insurance; Compliance with Law...............     46
SECTION 4.05.   Waiver of Stay, Extension or Usury Laws.................................     47
SECTION 4.06.   Compliance Certificate..................................................     47
SECTION 4.07.   Taxes...................................................................     48
SECTION 4.08.   Repurchase at the Option of Holders upon Change of Control .............     48
SECTION 4.09.   Limitation on Incurrence of Additional Indebtedness.....................     50
SECTION 4.10.   Limitation on Restricted Payments.......................................     51
SECTION 4.11.   Limitation on Liens.....................................................     55
SECTION 4.12.   Limitation on Asset Sales...............................................     56
SECTION 4.13.   Limitation on Dividend and Other Payment Restrictions
                   Affecting Subsidiaries...............................................     60
SECTION 4.14.   Limitation on Transactions with Affiliates..............................     61
SECTION 4.15.   Limitation on Sale and Leaseback Transactions...........................     63
SECTION 4.16.   Additional Guarantees...................................................     63
SECTION 4.17.   Limitation on Designations of Unrestricted Subsidiaries.................     64
SECTION 4.18.   Conduct of Business.....................................................     65
SECTION 4.19.   Reports to Holders......................................................     65

                                     ARTICLE FIVE

                                 SUCCESSOR CORPORATION

SECTION 5.01.   Merger, Consolidation and Sale of Assets................................     66
SECTION 5.02.   Successor Person Substituted............................................     67
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                                      -ii-

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                                      ARTICLE SIX

                                 DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default.......................................................     68
SECTION 6.02.   Acceleration of Maturity; Rescission....................................     70
SECTION 6.03.   Other Remedies..........................................................     71
SECTION 6.04.   Waiver of Past Defaults and Events of Default...........................     71
SECTION 6.05.   Control by Majority.....................................................     72
SECTION 6.06.   Limitation on Suits.....................................................     72
SECTION 6.07.   No Personal Liability of Directors, Officers, Employees
                  and Stockholders......................................................     72
SECTION 6.08.   Rights of Holders To Receive Payment....................................     73
SECTION 6.09.   Collection Suit by Trustee..............................................     73
SECTION 6.10.   Trustee May File Proofs of Claim........................................     73
SECTION 6.11.   Priorities..............................................................     74
SECTION 6.12.   Undertaking for Costs...................................................     74

                                     ARTICLE SEVEN

                                        TRUSTEE

SECTION 7.01.   Duties of Trustee.......................................................     74
SECTION 7.02.   Rights of Trustee.......................................................     76
SECTION 7.03.   Individual Rights of Trustee............................................     77
SECTION 7.04.   Trustee's Disclaimer....................................................     77
SECTION 7.05.   Notice of Defaults......................................................     78
SECTION 7.06.   Reports by Trustee to Holders...........................................     78
SECTION 7.07.   Compensation and Indemnity..............................................     78
SECTION 7.08.   Replacement of Trustee..................................................     80
SECTION 7.09.   Successor Trustee by Consolidation, Merger, etc.........................     80
SECTION 7.10.   Eligibility; Disqualification...........................................     81
SECTION 7.11.   Preferential Collection of Claims Against Company.......................     81
SECTION 7.12.   Paying Agents...........................................................     81

                                     ARTICLE EIGHT

                          AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.   Without Consent of Noteholders..........................................     82
SECTION 8.02.   With Consent of Noteholders.............................................     83
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SECTION 8.03.   Compliance with Trust Indenture Act.....................................    84
SECTION 8.04.   Revocation and Effect of Consents.......................................    84
SECTION 8.05.   Notation on or Exchange of Notes........................................    85
SECTION 8.06.   Trustee To Sign Amendments, etc.........................................    85

                                       ARTICLE NINE

                            DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.   Discharge of Indenture..................................................    85
SECTION 9.02.   Legal Defeasance........................................................    87
SECTION 9.03.   Covenant Defeasance.....................................................    87
SECTION 9.04.   Conditions to Defeasance or Covenant Defeasance.........................    88
SECTION 9.05.   Deposited Money and U.S. Government Obligations To Be Held in Trust;
                    Other Miscellaneous Provisions......................................    90
SECTION 9.06.   Reinstatement...........................................................    90
SECTION 9.07.   Moneys Held by Paying Agent.............................................    91
SECTION 9.08.   Moneys Held by Trustee..................................................    91

                                     ARTICLE TEN

                                  GUARANTEE OF NOTES

SECTION 10.01.  Guarantee...............................................................    92
SECTION 10.02.  Execution and Delivery of Guarantee.....................................    93
SECTION 10.03.  Limitation of Guarantee.................................................    93
SECTION 10.04.  Additional Guarantors...................................................    93
SECTION 10.05.  Release of Guarantors...................................................    94
SECTION 10.06.  Waiver of Subrogation...................................................    94
SECTION 10.07.  Notice to Trustee.......................................................    95

                                    ARTICLE ELEVEN

                                    MISCELLANEOUS

SECTION 11.01.  Trust Indenture Act Controls............................................    95
SECTION 11.02.  Notices.................................................................    96
SECTION 11.03.  Communications by Holders with Other Holders............................    97
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent......................    97
SECTION 11.05.  Statements Required in Certificate and Opinion..........................    98
SECTION 11.06.  Rules by Trustee and Agents.............................................    98
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SECTION 11.07.  Business Days; Legal Holidays...........................................    98
SECTION 11.08.  Governing Law...........................................................    98
SECTION 11.09.  No Adverse Interpretation of Other Agreements...........................    99
SECTION 11.10.  Successors..............................................................    99
SECTION 11.11.  Multiple Counterparts. .................................................    99
SECTION 11.12.  Table of Contents, Headings, etc. ......................................    99
SECTION 11.13.  Separability. ..........................................................    99

                                          EXHIBITS

Exhibit A.      Form of Note............................................................   A-1
Exhibit B.      Form of Legend for Rule 144A Notes and Other Notes That
                   Are Restricted Notes.................................................   B-1
Exhibit C.      Form of Legend for Regulation S Note....................................   C-1
Exhibit D.      Form of Legend for Global Note..........................................   D-1
Exhibit E.      Form of Certificate To Be Delivered in Connection with Transfers
                   to Non-QIB Accredited Investors......................................   E-1
Exhibit F.      Form of Certificate To Be Delivered in Connection with Transfers
                   Pursuant to Regulation S.............................................   F-1
Exhibit G.      Form of Guarantee.......................................................   G-1

              INDENTURE, dated as of June 27, 2002, among PCA LLC, a Delaware limited liability company, as issuer (the "Company"), PCA Finance Corp., a Delaware corporation, as co-issuer ("PCA Finance" and, collectively with the Company, the "Issuers"), the Guarantors (as hereinafter defined) and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

              Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

         "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Affiliate Transaction" has the meaning set forth under Section 4.14.

         "Agent" means any Registrar, Paying Agent, or agent for service or notices and demands.

         "Agent Members" has the meaning set forth under Section 2.16.

         "Alternate Offer" has the meaning set forth under Section 4.08(f).

         "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

         "asset" means any asset or property, whether real, personal or other, tangible or intangible.

         "Asset Acquisition" means (a) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged with or into the Company or any of its Restricted Subsidiaries, or (b) the acquisition, other than in the ordinary course of business, by the Company or any of its Restricted Subsidiaries of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other assets of such Person.

         "Asset Sale" means any Transfer by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any Restricted Subsidiary of (x) any Capital Stock of any Subsidiary of the Company; or (y) any other assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business; provided, however, that Asset Sales shall not include

         (1) a transaction or series of related transactions for which the Company and its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

         (2) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of its Restricted Subsidiaries from using the technologies licensed and does not require the Company or any of its Restricted Subsidiaries to pay any fees for any such use;

         (3) the Transfer (a) of all or substantially all of the assets of the Company as permitted under Section 5.01, (b) pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of the Company or any of its Restricted Subsidiaries with a Lien on such assets, which Lien is permitted under this Indenture, (c) involving only cash or Cash Equivalents or involving any asset of the Company or any of its Restricted Subsidiaries that in the reasonable judgment of the Company, has become damaged, obsolete or worn-out and is sold in a manner that is consistent with past practices of the Company and its Restricted Subsidiaries or (d) including only the lease or sublease of any real or personal property in the ordinary course of business;

         (4) the making of any Permitted Investment or any Restricted Payment permitted by the terms of this Indenture;

         (5) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

         (6)   granting of Liens not prohibited by this Indenture.

         "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

         "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy" or any other law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

         "Basket" has the meaning set forth Section 4.10(a).

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. For the purposes of this definition, the term "Beneficially Own" shall have a correlative meaning.

         "Board of Directors" means (1) as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof and (2) as to any other Person, the functionally comparable body of such Person or any duly authorized committee thereof.

         "Business Day" or "business day" has the meaning set forth under
Section 11.07.

         "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease (or other agreement conveying the right to use an asset) that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means:

         (1) a marketable obligation, maturing within one year after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

         (2) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Agreement, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $500.0 million and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33 1/3% of all Investments described in this definition);

         (3) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P or P-2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency;

         (4) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; and

         (5) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (1) through (4) above.

         "Change of Control" means the occurrence of the following:

         (1) prior to the Initial Public Offering, the Permitted Holders, in the aggregate, do not Beneficially Own Capital Stock of Parent representing more than 50% of all voting power of the Voting Stock of Parent; or

         (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of Capital Stock of Parent representing more than 35% of all voting power of the Voting Stock of Parent, and the Permitted Holders, in the aggregate, Beneficially Own Capital Stock of Parent representing a lesser percentage of such voting power than the Capital Stock Beneficially Owned, directly or indirectly, by such "person" or "group"; or

         (3) Parent consolidates with, or merges with or into, any Person (other than a Permitted Holder) or Transfers all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole to any Person (other than a Permitted Holder), or any Person (other than a Permitted Holder) consolidates with, or merges with or into, Parent, other than any such transaction where the Voting Stock of Parent outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or Transferee Person constituting, a majority of the outstanding shares of the Voting Stock of Parent or such surviving or Transferee Person immediately after giving effect to such issuance; or

         (4) the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or

         (5) the adoption of a plan relating to the liquidation or dissolution of the Company; or

         (6) Parent ceases to own, of record or beneficially, all of the Equity Interests of the Company; or the Company ceases to own, of record or beneficially, all of the Equity Interests of PCA Finance; or

         (7) a change of control shall occur under the Parent Senior Subordinated Discount Notes or the Opco Senior Subordinated Notes.

         "Change of Control Offer" has the meaning set forth under Section 4.08(a).

         "Change of Control Payment" has the meaning set forth under Section 4.08(a).

         "Change of Control Payment Date" has the meaning set forth under
Section 4.08(a).

         "Clearstream" has the meaning set forth under Section 2.16.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

         "Company Request" means any written request signed in the name of the Issuers by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of each of the Issuers and attested to by the Secretary or any Assistant Secretary of each of the Issuers.

         "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the Stated Maturity of the principal of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Notes.

         "Comparable Treasury Price" means, with respect to any date of redemption, either (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations.

         "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

         (1)   Consolidated Net Income, and

         (2)   to the extent Consolidated Net Income has been reduced thereby,
               (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or income taxes attributable to Asset Sales and other sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net Income) and Tax Distributions made in respect of such period made pursuant to Section 4.10(b)(7), (b) Consolidated Interest Expense, (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (except to the extent such non-cash item increasing Consolidated Net Income relates to a cash benefit for any future period), and
               (d) the net costs and expenses totaling $1.59 million for the fifty-three weeks ended May 5, 2002 that are described in the Offering Circular as adjustments to "EBITDA" to derive "Adjusted EBITDA,"

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP. Consolidated EBITDA shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to any Asset Sales and other asset sales or divestitures outside the ordinary course of business or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition occurred on the first day of the Four-Quarter Period.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the Four-Quarter Period to (y) Consolidated Fixed Charges of such Person for the Four-Quarter Period.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

         (1)   Consolidated Interest Expense, plus

         (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal; provided that, if the cash dividend or distribution on the Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one, provided that Consolidated Fixed Charges shall not include gain or loss from the extinguishment of debt, including, without limitation, write-off of debt issuance costs, commissions, fees and expenses.

               Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence, repayment or redemption of any Indebtedness or Preferred Stock of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence, repayment or redemption of other Indebtedness or Preferred Stock (other than the incurrence, repayment or redemption of Indebtedness or Preferred Stock in the ordinary course of business for working capital purposes pursuant to working capital facilities) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, occurred on the first day of the Four-Quarter Period. In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio,"

         (1) interest on outstanding Indebtedness determined on a fluctuating basis (after giving effect to any Interest Swap Obligations) as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four-Quarter Period;

         (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

         (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum during the Four-Quarter Period resulting after giving effect to the operation of such agreements.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

         (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, excluding
               (x) the write-off of deferred financing costs as a result of the prepayments of Indebtedness occurring on the Issue Date with the proceeds from the issuance and sale of the Notes and (y) the amortization of deferred financing costs recorded as of the Issue Date in connection with the Notes and the Credit Agreement, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation;

         (2) the interest component of Capitalized Lease Obligations and Attributable Indebtedness paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

         (3)   all interest on any Indebtedness of the type described in clause
               (10) or (11) of the definition of "Indebtedness."

         "Consolidated Net Income" means, with respect to any Person, for any period, the net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication:

         (1) after-tax gains on Asset Sales or other losses on asset sales outside the ordinary course of business or abandonments or reserves relating thereto;

         (2) after-tax extraordinary gains or extraordinary losses determined in accordance with GAAP;

         (3) the net income (but not loss) of any Restricted Subsidiary of the Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted;

         (4) the net income or loss of any Person that is not a Restricted Subsidiary of that Person except to the extent of cash dividends or distributions paid to such Person or to a wholly owned Restricted Subsidiary of that Person;

         (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

         (6) the net income of any Person earned prior to the date it becomes a Restricted Subsidiary of the Person or is merged or consolidated with the Person or any Restricted Subsidiary of the Person;

         (7) in the case of a successor to the Person by consolidation or merger or as a Transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or Transfer of assets;

         (8) gains or losses from the cumulative effect of any change in accounting principles prior to the Issue Date;

         (9) the write-off of deferred financing costs as a result of the prepayments of Indebtedness occurring on the Issue Date with the proceeds from the issuance and sale of the Notes; and

         (10)  the amount of dividends and distributions made pursuant to
               Section 4.10(b)(6) or 4.10(b)(7).

         "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the sum of

         (1) depreciation, amortization and other non-cash expenses or charges of such Person and its Restricted Subsidiaries for such period;

         (2) unrealized gains and losses from hedging and foreign currency translations and transactions of such Person and its Restricted Subsidiaries for such period; and

         (3) unrealized gains and losses of such Person and its Restricted Subsidiaries recognized in such period pursuant to Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," or any successor thereto, solely in respect of Qualified Capital Stock, all determined on a consolidated basis in accordance with GAAP, excluding (x) in the case of clause (1) or (2), any such item constituting an extraordinary item or extraordinary loss or any such item that requires an accrual of or a reserve for cash charges for any future period and (y) in the case of clause (3), any such item that requires an accrual of or a reserve for cash charges for any future period ending on or prior to the final maturity of the Notes.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of Parent who (a) was a member of such board of directors on the Issue Date or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is listed in Section 11.02.

         "Covenant Defeasance" has the meaning set forth under Section 9.03.

         "Coverage Ratio Exception" has the meaning set forth in Section
4.09(a).

         "Credit Agreement" means the Credit Agreement dated on or about the Issue Date, by and among the Company, as borrower, Parent and certain of the Company's subsidiaries, as guarantors, Bank of America, N.A., as administrative agent, and the lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, Refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

         "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

         "Designation" has the meaning set forth under Section 4.17.

         "Disinterested Member" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who
(1) does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and (2) is not an Affiliate, officer, director or an employee of any person (other than the Company or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

         "Disqualified Capital Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

         (1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes; or

         (2) convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a "change of control" or "asset sale" will not constitute Disqualified Capital Stock if such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company that is not a Foreign Subsidiary.

         "Euroclear" has the meaning set forth under Section 2.16.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "Exchange Securities" has the meaning provided in the Registration Rights Agreement.

         "fair market value" means, with respect to any asset, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution of the Board of Directors of the Company delivered to the Trustee.

         "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of, and conducting a majority portion of its business in, any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

         "Four-Quarter Period" means the four full fiscal quarters for which internal financial statements are available ending on or prior to the Transaction Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied, as in effect on the Issue Date.

         "Global Notes" has the meaning set forth under Section 2.16.

         "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

         "Guarantee" means a guarantee of the Notes by a Guarantor.

         "Guarantors" means Parent and the Subsidiary Guarantors.

         "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

         "incur" means to create, incur, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to payment. Accrual of interest and accretion or amortization or original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this definition.

         "Indebtedness" means with respect to any Person, without duplication,

         (1)   all obligations of such Person for borrowed money;

         (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3)   all Capitalized Lease Obligations of such Person;

         (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

         (5) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

         (6) all obligations under Currency Agreements and Interest Swap Obligations of such Person;

         (7)   all Attributable Indebtedness;

         (8) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price;

         (9) all Preferred Stock of any Subsidiary of such Person not held by such Person or any Restricted Subsidiary of such Person with the amount of Indebtedness represented by such Preferred Stock being equal to the liquidation value thereof;

         (10) guarantees in respect of Indebtedness of any other Person of the type referred to in clauses (1) through (9) above; and

         (11) all obligations of any other Person of the type referred to in clauses (1) through (10) which are secured by any Lien on any asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Except with respect to Indebtedness referred to in clauses (8), (9) and
(11) above, the amount of any Indebtedness outstanding as of any date shall be
(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture as amended, restated or supplemented from time to time.

         "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in Parent or any of its Subsidiaries and
(b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Initial Public Offering" means one or more underwritten public offerings registered under the Securities Act of 1933 after which the market value of the Common Stock of Parent held by Persons who are not Affiliates of Parent is at least $50.0 million.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

         "interest" means, with respect to the Notes, interest and Liquidated Damages.

         "Interest Payment Date" means February 1 and August 1 of each year.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any Transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" excludes (1) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and (2) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any warrants, options or other rights to purchase or acquire any such Capital Stock. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person ceases to be a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means June 27, 2002 the date of initial issuance of the Notes.

         "Issuers" means the parties named as such in the first paragraph of this Indenture until a successor replaces either such party pursuant to Article Five and thereafter means either such party and any such successor.

         "Legal Defeasance" has the meaning set forth under Section 9.02.

         "Legal Holiday" has the meaning set forth under Section 11.07.

         "Liens" means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in any encumbrance against real or personal property or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

         "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

         "Make Whole Amount" means the amount equal to the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed and the scheduled payment of interest thereon to originally scheduled maturity, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Special Adjusted Treasury Rate from the respective dates on which such principal and interest would have been payable.

         "Maturity Date" when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest or dividends) received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of (a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) appropriate amounts provided by the Company or any of its Restricted Subsidiaries, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are subject to the Asset Sale (by way of holding Capital Stock of the Person owning such assets or otherwise).

         "Net Proceeds Offer" has the meaning set forth under Section 4.12.

         "Net Proceeds Offer Amount" has the meaning set forth under Section
4.12.

         "Net Proceeds Offer Payment Date" has the meaning set forth under
Section 4.12.

         "Net Proceeds Offer Trigger Date" has the meaning set forth under
Section 4.12.

         "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

         "Notes" means the 11.875% Senior Notes Due 2009 issued by the Issuers, including, without limitation, the Exchange Securities, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Opco Senior Subordinated Notes" means the senior subordinated notes issued by the Company pursuant to the purchase agreement dated the Issue Date among the Company, GS Mezzanine Partners II, L.P. and GS Mezzanine Partners II Offshore, L.P.

         "Offering Circular" means the Issuers' offering circular dated June 20, 2002 relating to the offering of Notes issued on the Issue Date.

         "Officer", with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President or Assistant Vice President and the Chief Financial Officer, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person, or any other officer of such Person designated by the Board of Directors of such Person and set forth in an Officers' Certificate delivered to the Trustee.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer or the President and the Chief Financial Officer, the Treasurer or the Assistant Treasurer of such Person that shall comply with applicable provisions of this Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel (who may be counsel to the Issuers or the Guarantors) stating the matters required by
Section 11.05 and delivered to the Trustee.

         "Other Indebtedness" has the meaning set forth under Section 4.12.

         "Other Notes" has the meaning set forth under Section 2.02.

         "Parent" means PCA International, Inc., a North Carolina corporation.

         "Parent Senior Subordinated Discount Notes" means the senior subordinated discount notes issued by Parent pursuant to the purchase agreement dated the Issue Date among the Company, GS Mezzanine Partners II, L.P. and GS Mezzanine Partners II Offshore, L.P.

         "Paying Agent" has the meaning set forth under Section 2.04.

         "PCA Finance" means the party named as such in the first paragraph of this Indenture.

         "Permitted Business" has the meaning set forth in Section 4.18.

         "Permitted Holders" means the Sponsor and its Affiliates.

         "Permitted Indebtedness" means, without duplication, each of the following:

         (1) the Notes issued on the Issue Date, the Exchange Notes and any guarantees relating thereto;

         (2) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

         (3) Indebtedness incurred pursuant to the Credit Agreement in an aggregate amount not exceeding $75.0 million at any time outstanding, less any repayments required to be made, and actually made, thereunder with the Net Cash Proceeds of Asset Sales in accordance with Section 4.12;

         (4) Capitalized Lease Obligations and Purchase Money Indebtedness, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $5.0 million at any time outstanding;

         (5) Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries; provided that (a) any such Indebtedness owed by the Company shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Guarantee of such Guarantor; and
               (b) if such Indebtedness is held by a Person other than the Company or any of its Restricted Subsidiaries, the obligor of such Indebt-edness shall be deemed to have incurred Indebtedness not permitted by this clause (5);

         (6) (x) the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is permitted to be incurred by another provision of this Indenture;

         (7) (x) Interest Swap Obligations of the Company relating to (a) Indebtedness of the Company or any of its Restricted Subsidiaries or (b) Indebtedness that the Company or any of its Restricted Subsidiaries reasonably intends to incur within six months; and
               (y) Interest Swap Obligations of any Restricted Subsidiary of the Company relating to (a) Indebtedness of such Restricted Subsidiary or (b) Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months; provided any such Interest Swap Obligations will constitute "Permitted Indebtedness" only to the extent the notional principal amount of such Interest Swap Obligations, when incurred, does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

         (8) Indebtedness by the Company or any of its Restricted Subsidiaries under Currency Agreements; provided that (x) such agreements are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in currency exchange rates (and not for speculative purposes) and (y) in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

         (9) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

         (10) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, and other Indebtedness with re-spect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;


         (11) indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of the Company or any of its Restricted Subsidiaries or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such obligations of the Company outstanding under this clause (11) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such dispositions;

         (12) obligations of the Company or any of its Restricted Subsidiaries in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

         (13) Refinancing Indebtedness incurred to Refinance Indebtedness (x) incurred pursuant to the Coverage Ratio Exception or pursuant to clause (1) above or this clause (13), (y) referred to in clause
               (2) above or (z) referred to in clause (16) below;

         (14) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $5.0 million at any time outstanding;

         (15) trade and standby letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of its business;

         (16) the Opco Senior Subordinated Notes issued on the Issue Date in an aggregate amount not to exceed $10.0 million and guarantees of the Opco Senior Subordinated Notes by the Guarantors on a senior subordinated basis; and

         (17) additional Indebtedness in an aggregate amount not to exceed $10.0 million at any time outstanding.

         "Permitted Investments" means:

         (1) any Investment by the Company or any of its Restricted Subsidiaries (other than PCA Finance) in a Person, if as a result of such Investment: (a) such Per-
              son becomes a Guarantor; or (b) such Person is merged or consolidated with or into, or Transfers all or substantially all of its assets to, or is liquidated into, the Company or a Guarantor;

         (2) any Investment by any Restricted Subsidiary of the Company that is not a Guarantor (other than PCA Finance) in: (a) any other Restricted Subsidiary of the Company; or (b) any Person, if as a result of such Investment (x) such Person becomes a Restricted Subsidiary of the Company, or (y) such Person is merged or consolidated with or into, or Transfers all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries;

         (3)  Investments in the Company or any Guarantor;

         (4)  Investments in cash or Cash Equivalents;

         (5) loans and advances to directors, officers and employees of the Company and its Restricted Subsidiaries (x) in the ordinary course of business in an aggregate amount not to exceed $2.0 million at any time outstanding or (y) for the purpose of paying any taxes in respect of the exercise of stock options or warrants;

         (6) Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries or in good faith settlement of delinquent obligations of such debtors;

         (7) Investments received as consideration from an Asset Sale made in compliance with Section 4.12;

         (8)  Investments existing on the Issue Date;

         (9) Investments in Interest Swap Obligations and Currency Agreements of the type described in clauses (7) and (8) of the definition of "Permitted Indebtedness";

         (10) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case, in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation;

         (11) Investments in purchase price adjustments, contingent purchase price payments or other earn-out obligations received in connection with Investments otherwise permitted under this Indenture;

         (12) any Investment acquired in exchange for the issuance of, or acquired with the net cash proceeds of any substantially concurrent issuance and sale of Qualified Capital Stock; provided that no such issuance or sale shall increase the Basket;

         (13)  any purchase or Refinancing of the Notes;

         (14) guarantees of Indebtedness otherwise permitted under this Indenture; and

         (15) additional Investments in a Permitted Business in an aggregate amount not to exceed $7.5 million at any time outstanding.

         The amount of Investments outstanding at any time pursuant to clause
(15) above shall be deemed to be reduced, without duplication:

         (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (15) above, by an amount equal to the return of capital with respect to such Investment to the Company or any of its Restricted Subsidiaries (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes;

         (b) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the fair market value of the Company's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (15) above; and

         (c) upon the making of an Investment in a Person that was not a Restricted Subsidiary of the Company immediately prior to the making of such Investment but that subsequently becomes a Restricted Subsidiary of the Company, by an amount equal to the lesser of (x) the fair market value of the Company's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (15) above.

         "Permitted Liens" means, with respect to any Person:

         (1)   Liens existing on the date of this Indenture;

         (2)   Liens in favor of the Company or any Restricted Subsidiary;

         (3)   Liens securing the Credit Agreement incurred pursuant to clause
               (3) of the definition of "Permitted Indebtedness";

         (4) Liens securing any Indebtedness of any Foreign Subsidiary; provided that such Liens do not extend to or cover any assets other than assets, or the Capital Stock, of Foreign Subsidiaries;

         (5) Liens on assets of a Person existing at the time such Person is acquired by or merged or consolidated with or into the Company or any of its Restricted Subsidiaries; provided that such Liens were not created in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation and do not extend to or cover any assets other than those of the Person acquired by or merged or consolidated with or into the Company or such Restricted Subsidiary;

         (6) Liens on any assets of any Person existing at the time of acquisition of such assets by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in connection with, or in anticipation or contemplation of, such acquisition and do not extend to or cover any assets other than the assets so acquired;

         (7) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations permitted to be incurred under this Indenture;

         (8) Liens securing Refinancing Indebtedness which is incurred to refinance any Indebtedness outstanding on the Issue Date (other than under the Credit Agreement) or Indebtedness incurred under clause (7) above; provided that such Liens (a) taken as a whole, in the good faith judgment of the Board of Directors of the Company, are not materially less favorable to the Noteholders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (b) do not extend to or cover any assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

         (9) Liens to secure the performance of statutory obligations, including Liens made in connection with workmen's compensation, unemployment insurance, old-age pensions, social security and public liability and similar legislation, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (10) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (11) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

         (12) Liens securing the payment of taxes, assessments and governmental charges or levies, either (a) not delinquent or (b) being contested in good faith by appropriate proceedings;

         (13) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, supplier's or other similar Liens that are not delinquent or that are being contested in good faith and by appropriate proceedings;

         (14) Liens securing (a) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations and (b) other non-delinquent obligations of a like nature, incurred in the ordinary course of business;

         (15) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, only for so long as the existence of the related judgment does not otherwise give rise to an Event of Default;

         (16) interests of lessors or sublessors, easements, rights-of-way, zoning restrictions and other similar encumbrances or other title defects which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

         (17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods;

         (18) Liens arising solely by virtue of any statutory, regulatory, contractual, warranty or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

         (19) licenses of intellectual property granted in the ordinary course of business;

         (20) Liens securing Interest Swap Obligations, which Interest Swap Obligations are permitted under this Indenture;

         (21) Liens securing Indebtedness under Currency Agreements, which Indebtedness is permitted under this Indenture;

         (22) Liens in favor of customs or revenue authorities in connection with customs duties; and

         (23) other Liens securing obligations in an aggregate amount not to exceed $10.0 million at any time outstanding.

         "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

         "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

         "Purchase Money Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the ordinary course of business by the Company or any of its Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or completion of such construction or improvement and (3) such Indebtedness shall not be secured by any assets of the Company or any of its Restricted Subsidiaries other than the assets so acquired or constructed and improvements thereon.

         "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

         "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

         "Reference Treasury Dealer" means each of (1) Goldman, Sachs & Co. or any successor; provided that if the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuers shall substitute therefor another Primary Treasury Dealer and (2) any Primary Treasury Dealer selected by the Issuers.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer on any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness that does not

         (1) result in an increase in the aggregate amount or liquidation preference, if applicable, of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of (i) accrued interest or dividends on the Indebtedness so Refinanced,
               (ii) any penalties, interest or premium required to be paid under the terms of the instrument governing such Indebtedness and (iii) reasonable fees, discounts, commissions and other expenses incurred by the Company or any of its Restricted Subsidiaries in connection with such Refinancing) or

         (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;

provided that (x) if the Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced, (y) the obligor(s) on the Refinancing Indebtedness thereof shall include only the obligor(s) on the Indebtedness Refinanced, the Company and/or one or more Guarantors and (z) Capital Stock shall be Refinanced only with Capital Stock.

         "Registrar" has the meaning set forth under Section 2.04.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issue Date among the Issuers, the Guarantors named therein and Goldman, Sachs & Co. and Banc of America Securities LLC.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" has the meaning set forth under Section
2.16.

         "Regulation S Notes" has the meaning set forth under Section 2.02.

         "Replacement Assets" has the meaning set forth under Section 4.12.

         "Responsible Officer" when used with respect to the Trustee, means an officer or assistant assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Global Note" has the meaning set forth under Section 2.16.

         "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

         "Restricted Payment" means to

         (1) declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company, on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries to holders of such Capital Stock (other than the Company or any of its Restricted Subsidiaries);

         (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries or any warrants, options or other rights to purchase or acquire any such Capital Stock;

         (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, other than the prepayment, purchase, repurchase or other acquisition or retirement of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of prepayment, purchase, repurchase or other acquisition or retirement; or

         (4)  make any Investment other than Permitted Investments.

         "Restricted Period" has the meaning set forth under Section 2.16.

         "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

         "Revocation" has the meaning set forth under Section 4.17.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 144A Notes" has the meaning set forth under Section 2.02.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary Transfers such property to a person and the Company or a Restricted Subsidiary leases it from such person.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

         "Significant Subsidiary" means (1) any Restricted Subsidiary that is a "significant subsidiary" of the Company on a consolidated basis within the meaning of Regulation S-X promulgated by the Commission or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

         "Special Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price equal to the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 0.50%.

         "Sponsor" means Jupiter Partners II, L.P., a Delaware limited partnership.

         "Stated Maturity" when used with respect to any security or any installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

         "Subsidiary" of any Person means (1) any Person of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or other Person in which such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof has the power, directly or indirectly, to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

         "Subsidiary Guarantors" means (1) each of the following:

         American Studios, Inc.;
         PCA National LLC;
         PCA National of Texas LP;
         PCA Photo Corporation of Canada, Inc.; and
         Photo Corporation of America

and (2) any other Restricted Subsidiary of the Company that issues a Guarantee, in each case, until such Person is released from its Guarantee in accordance with this Indenture.

         "Surviving Person" has the meaning set forth under Section 5.01.

         "Tax Distribution" means any distribution made pursuant to the Tax Sharing Agreement between Parent and the Company and certain of the Company's Subsidiaries, as in effect on the Issue Date.

         "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

         "Transfer" means to, directly or indirectly, sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise, in one transaction or a series of transactions. "Transferred," "Transferor" and "Transferee" shall have correlative meanings.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03).

         "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Unrestricted Subsidiary" of any Person means: (a) any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with Section 4.17; and (b) any Subsidiary of such an Unrestricted Subsidiary.

         "U.S. Government Obligations" shall mean securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

         "Voting Stock" means, with respect to any Person, Capital Stock of such Person entitling the holders thereof, under ordinary circumstances, to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the then outstanding aggregate principal amount of such Indebtedness into

         (2) the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 1.02.       Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Notes.

               "indenture securityholder" means a Holder or Noteholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor on the indenture securities" means the Issuers, the Guarantors or any other obligor on the Notes.

               All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.03.       Rules of Construction.

               Unless the context otherwise requires:

               (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

               (2)  "or" is not exclusive;

               (3) words in the singular include the plural, and in the plural include the singular;

               (4) words used herein implying any gender shall apply to both genders;

                   (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

                   (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

                   (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

                   (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Liquidated Damages to the extent that, in such context, Liquidated Damages are, were or would be payable in respect thereof.

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.          Amount of Notes.

                  The Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $165,000,000 upon a written order of the Issuers in the form of an Officers' Certificate of the Issuers (other than as provided in Section 2.08). The Trustee shall authenticate Notes thereafter in unlimited amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09) for original issue upon a written order of the Issuers in the form of an Officers' Certificate in aggregate principal amount as specified in such order (other than as provided in Section 2.08). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02.          Form and Dating.

                  The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuers are subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

          The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.    Execution and Authentication.

          Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless otherwise provided in the appointment, an authenti-cating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.    Registrar and Paying Agent.

          The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuers, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Issuers nor any Affiliate thereof may act as Paying Agent.

          The Issuers shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Issuers initially appoint the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05.    Paying Agent To Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes or the Guarantors), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.    Noteholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07.    Transfer and Exchange.

          Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuers may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which events the Issuers shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuers' compliance with or have any responsibility with respect to the Issuers' compliance with any Federal or state securities laws.

SECTION 2.08.    Replacement Notes.

          If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuers and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuers, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuers may charge such Holder for the Issuers' reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuers for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuers.

SECTION 2.09.    Outstanding Notes.

          The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuers or one of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.    Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuers or any other Affiliate of the Issuers shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.    Temporary Notes.

          Until definitive Notes are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.    Cancellation.

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such canceled Notes in its customary manner. The Issuers may not reissue or resell, or issue new Notes to replace, Notes that the Issuers have redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.    Defaulted Interest.

          If the Issuers default on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuers shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.    CUSIP Number.

          The Issuers in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any such CUSIP number used by the Issuers in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15.    Deposit of Moneys.

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.    Book-Entry Provisions for Global Notes.

          (a) Rule 144A Notes and Other Notes shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the

Regulation S Global Notes, of Euroclear System ("Euroclear") and Clearstream Banking Luxembourg ("Clearstream")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

                  Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall upon receipt of a written order from the Issuers authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuers determine otherwise in compliance with applicable law.

                  (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

                  (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

                  (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.          Special Transfer Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

                   (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the date of original issuance thereof or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuers shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or to a transferee who has advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it ex-ercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuers to such effect.

                  (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.     Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.     Election To Redeem; Notices to Trustee.

            If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, at least 35 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02.     Selection by Trustee of Notes To Be Redeemed.

            In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as the Trustee shall deem fair and appropriate. The Trustee shall promptly notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     Notice of Redemption.

            At least 30 days, and no more than 60 days, before a Redemption Date, the Issuers shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

            The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

            (1)   the Redemption Date;

            (2) the redemption price and the amount of premium and accrued interest to be paid;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (4)    the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (6) that unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date; and

            (7) the aggregate principal amount of Notes that are being redeemed.

            At the Issuers' written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' sole expense.

SECTION 3.04.      Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.      Deposit of Redemption Price.

            On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06.  Notes Redeemed in Part.

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.  Payment of Notes.

          The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

          The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.  Maintenance of Office or Agency.

          (a) The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this

Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          (b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.04.

SECTION 4.03.   Legal Existence.

          Subject to Article Five, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their respective legal existences, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the material rights (charter and statutory), licenses and franchises of the Issuers and the Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04.   Maintenance of Properties; Insurance; Compliance with Law.

          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

          (b) The Company shall maintain, and shall cause to be maintained for each of its Restricted Subsidiaries, insurance covering such risks as are usually and customarily in-sured against by corporations similarly situated, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

          (c) The Company shall, and shall cause Parent and each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of Parent and its Subsidiaries taken as a whole.

SECTION 4.05.   Waiver of Stay, Extension or Usury Laws.

          Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuers and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuers and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06.   Compliance Certificate.

          (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers and the Guarantors are taking or propose to take with respect thereto.

          (b) The Issuers will deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate detailing any Default of which they are aware, its status and what action the Issuers are taking or propose to take with respect to such Default.

          (c) The Issuers' fiscal years currently end on the Sunday closest to January 31. The Issuers will provide written notice to the Trustee of any change in their respective fiscal years.

SECTION 4.07.   Taxes.

          The Issuers and the Guarantors shall, and shall cause each of their respective Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.08.   Repurchase at the Option of Holders upon Change of Control

          (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer") and the other procedures required by this Indenture. In the Change of Control Offer, the Company will offer a payment (the "Change of Control Payment") in cash equal to 101% of the aggregate principal amount of the Notes purchased plus accrued and unpaid interest on such Notes, if any, to the date of purchase (the "Change of Control Payment Date").

          (b) Within 30 days following the date on which a Change of Control occurs, the Company shall send, by first-class mail, postage prepaid, a notice to each Holder of Notes at its last registered address and the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

     (1)  that the Change of Control Offer is being made pursuant to this
          Section 4.08 and that all Notes validly tendered and not withdrawn will be accepted for payment;

     (2) the Change of Control Payment and the Change of Control Payment Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law);

     (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

          (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

                  (c) On the Change of Control Payment Date, the Company will, to the extent lawful: (x) accept for payment all Notes or portions of Notes properly tendered in the Change of Control Offer; (y) deposit with the Paying Agent an amount equal to the Change of Control Payment for all Notes or portions of Notes tendered; and (z) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

                  (d) The Paying Agent will promptly mail to each Holder of Notes tendered the Change of Control Payment for them, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

                  (e) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control and must permit Holders to withdraw any tenders of Notes made into the Alternate Offer until the final expiration or consummation thereof.

          (f) The Company will comply, or cause any third party making an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer or an Alternate Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.08 by virtue thereof.

SECTION 4.09.   Limitation on Incurrence of Additional Indebtedness.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default has occurred and is continuing at the time of or would occur as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness, and Restricted Subsidiaries which are not Guarantors may incur Acquired Indebtedness, in each case if, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is at least
2.0 to 1.0 (the "Coverage Ratio Exception"). Notwithstanding the foregoing, the Company will not permit PCA Finance to incur any Indebtedness other than the Notes and guarantees or co-issuances of Indebtedness of the Company permitted under this Indenture.

          (b) The Company will not, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or on the terms of any agreement governing such Indebtedness) subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

          (c) No Subsidiary Guarantor will, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of such Guarantor unless such Indebtedness is also by its terms (or on the terms of any agreement governing such Indebtedness) subordinated to the Guarantee of such Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of such Guarantor.

                  (d) Notwithstanding any other provision in this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies. The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, so long as the obligor is permitted to incur such obligation. In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (3) through (17) of the definition of Permitted Indebtedness or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 (provided that all Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to have been incurred pursuant to clause (3) of the definition of Permitted Indebtedness) and may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses (3) through (17) of the definition of Permitted Indebtedness (provided that at the time of reclassification it meets the criteria in such category or categories).

SECTION 4.10.    Limitation on Restricted Payments.

           (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto,

     (A)   a Default has occurred and is continuing;

     (B) the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

     (C) the aggregate amount of Restricted Payments made after the Issue Date, including the fair market value as reasonably determined in good faith by the Board of Directors of the Company of non-cash amounts constituting Restricted Payments (but excluding Restricted Payments made pursuant to clause (2), (3), (4), (5), (6), (7), (8) or
          (9) of Section 4.10(b)), shall exceed the sum (the "Basket") of, without duplication,

           (1) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company from the beginning of the fiscal quarter in which the Issue Date occurs through the last day of the most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (treating such period as a single accounting period); plus

           (2) 100% of the aggregate net cash proceeds received on or subsequent to the Issue Date by the Company from any Person (other than a Subsidiary of the Company) (i) as a contribution to its common equity capital or from the issuance and sale of Qualified Capital Stock or (ii) from the issuance and sale of Disqualified Capital Stock or Indebtedness of the Company that has been converted into or exchanged for Qualified Capital Stock, less the amount of any cash, or the fair market value of any other assets, distributed by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

           (3) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, 100% of (x) any amount received in cash by the Company or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate net cash proceeds received by the Company or any of its Restricted Subsidiaries upon the sale or other disposition of, the investee (other than an Unrestricted Subsidiary) of any Investment made by the Company and its Restricted Subsidiaries since the Issue Date; provided that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such investee subsequent to the Issue Date; plus

           (4) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, 100% of (x) any amount received in cash by the Company or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, or upon the sale or other disposition of the Capital Stock of, an Unrestricted Subsidiary of the Company and (y) the fair market value of the net assets of an Unrestricted Subsidiary of the Company, at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or is liquidated into the Company or any of its Restricted Subsidiaries, multiplied by the Company's proportionate interest in such Subsidiary; provided that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date; plus

           (5) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (1) above, 100% of the amount of any Investment made (and treated as a Restricted Payment) since the Issue Date in a Person that subsequently becomes a Restricted Subsidiary of the Company.

           (b)   Notwithstanding the foregoing, the provisions set forth in
Section 4.10(a) do not prohibit

     (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration, or the consummation of any redemption of Indebtedness or Capital Stock if the terms of such redemption are required to be irrevocable under applicable law or contract and such redemption would have been permitted on the date of the notice of redemption;

     (2) the making of any Investment or the redemption, repurchase or other acquisition or retirement for value of any Capital Stock of the Company, either (A) solely in exchange for Qualified Capital Stock or
           (B) if no Default has occurred and is continuing, through the application (within 10 business days of the sale thereof) of the net proceeds of an issuance and sale for cash (other than to a Subsidiary of the Company) of Qualified Capital Stock; provided that no issuance of Qualified Capital Stock under this clause (2) shall increase the Basket;

     (3) the prepayment, defeasance, redemption, repurchase or other acquisition or retirement for value of any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, either (A) solely in exchange for Qualified Capital Stock or Refinancing Indebtedness in respect of such Indebtedness, or (B) if no Default has occurred and is continuing, through the application (within 60 days of the sale thereof) of net proceeds of an issuance and sale or incurrence for cash (other than to a Subsidiary of the Company) of (x) Qualified Capital Stock or (y) Refinancing Indebtedness in respect of such Indebtedness; provided that no issuance of Qualified Capital Stock under this clause (3) shall increase the Basket;

     (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of all of its Common Stock on a pro rata basis;

     (5) if no Default has occurred and is continuing, dividends or distributions to Parent to be used, and which are used, to repurchase Capital Stock of Parent from any director, officer or employee (or such person's estate or direct members of such person's family) of Parent, the Company or any of its Restricted Subsidiaries (A) upon the death, or the termination of the directorship or employment, of such person or (B) pursuant to an agreement (including employment agreements or plans (or amendments) approved by the Board of Directors of Parent, the Company or the applicable Restricted Subsidiary) with such person, in an aggregate amount under this clause (5) not to exceed, for any fiscal year, the sum of $1.0 million and the net cash proceeds received by the Company after the Issue Date from the contribution to the common equity capital of the Company by Parent with the proceeds from the issuance and sale by Parent of its Capital Stock (other than Disqualified Capital Stock) to employees, directors or officers of Parent, the Company and its Subsidiaries that occurs in such fiscal year (to the extent such proceeds do not increase the Basket and are not otherwise used to provide the basis for any other Restricted Payment); provided that any such amount not used in any fiscal year may be used in the immediately following fiscal year (but not any succeeding fiscal year thereafter);

     (6) the payment of any dividend or distribution or the making of any loan or advance to Parent to enable Parent to pay its reasonable general administrative costs and expenses including, without limitation, in respect of franchise taxes and other fees required to maintain its existence and administrative, legal and accounting services provided by third parties, in an aggregate amount not to exceed $250,000 per fiscal year;

     (7)   Tax Distributions;

     (8) the use of the proceeds from the offering of the Notes on the Issue Date, the borrowings under the Credit Agreement and the Opco Senior Subordinated Notes as described in the Offering Circular under the caption "Offering Circular Summary--The Transactions"; and

     (9) Restricted Payments in an aggregate amount not to exceed $5.0 million since the Issue Date.

           (c) The amount of all non-cash Restricted Payments shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be Transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets that are required to be valued by this Section 4.10 shall be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment in excess of $5.0 million, the Company shall deliver to the Trustee an Of-ficers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

           (d) In determining whether any Restricted Payment is permitted by this Section 4.10, the Company may allocate or reallocate all or any portion of such Restricted Payment between clauses (5) and (9) of Section 4.10(b) or between such clauses and Section 4.10(a); provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under such provisions of this Section 4.10.

           (e)   In making the computations required by this Section 4.10:

           (1) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period; and

           (2) the Company may rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination.

If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements for any period which adjustments affect any of the financial data used to make the calculations with respect to such Restricted Payment.

SECTION 4.11.    Limitation on Liens.

           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever on any assets of the Company or any of its Restricted Subsidiaries (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith, effective provision is made to secure the Notes and the Guarantees equally and ratably with or prior to such obligation with a Lien on the same collateral for so long as such obligation is secured by such Lien; provided that, in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, the Lien securing the Notes or such Guarantee, as the case may be, will also be subordinated by its terms at least to the same extent.

SECTION 4.12.    Limitation on Asset Sales.

           (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

     (1) the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as reasonably determined in good faith by the Company's Board of Directors; and

     (2) at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents, Replacement Assets or a combination of the foregoing, and is received at the time of the Asset Sale.

For the purposes of clause (2) above, (a) the amount of any Indebtedness shown on the most recent applicable balance sheet of the Company or the applicable Restricted Subsidiary, other than Indebtedness that is by its terms subordinated to the Notes or the Guarantees, that is assumed by the Transferee of any such assets, and (b) any notes or other obligations received by the Company or the applicable Restricted Subsidiary from such transferee or purchaser that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 60 days after receipt (to the extent of any cash or Cash Equivalents received in that conversion), will be deemed to be cash received at the time of the Asset Sale.

           (b) Additionally, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from each Asset Sale to:

           (1)   repay obligations under the Credit Agreement;

           (2) repay any Indebtedness that was secured by the assets sold in such Asset Sale; and/or

           (3) make an investment in or expenditures for assets (excluding securities other than Capital Stock of any Person that (A) becomes a Restricted Subsidiary or (B) is merged, consolidated or amalgamated with or into, or Transfers all or substantially all of its assets to, or is liquidated into the Company or any of its Restricted Subsidiaries) that replace the assets that were the subject of the Asset Sale or in assets (excluding securities other than Capital Stock of any Person that (A) becomes a Re-stricted Subsidiary or (B) is merged, consolidated or amalgamated with or into, or Transfers all or substantially all of its assets to, or is liquidated into the Company or any of its Restricted Subsidiaries) that will be used in the Permitted Business ("Replacement Assets").

Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

           (c) Any Net Cash Proceeds that the Company does not apply, or decides not to apply, in accordance with Section 4.12(b) will constitute a "Net Proceeds Offer Amount." The 366th day after an Asset Sale or any earlier date on which the Board of Directors of the Company determines not to apply the Net Cash Proceeds in accordance with the preceding paragraph is a "Net Proceeds Offer Trigger Date." When the aggregate Net Proceeds Offer Amount is equal to or exceeds $5.0 million, the Company must make an offer to purchase (the "Net Proceeds Offer") on a date that is not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from

           (a)   all Holders of Notes and

           (b) all holders of other Indebtedness of the Company or any of its Restricted Subsidiaries ("Other Indebtedness") that (x) is not, by its terms, expressly subordinated in right of payment to the Notes or any Guarantee and (y) requires that an offer to purchase or otherwise repay such Other Indebtedness be made with the proceeds from the Asset Sale, on a pro rata basis, the maximum principal amount of Notes and Other Indebtedness that may be purchased with the Net Proceeds Offer Amount. The offer price for Notes in any Net Proceeds Offer will be equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest on such Notes, if any, to the date of purchase.

           (d) The following events will be deemed to constitute an Asset Sale and the Net Cash Proceeds from such Asset Sale must be applied in accordance with this Section 4.12:

           (1) in the event any non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, or

           (2) in the event of the Transfer of substantially all, but not all, of the assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under
                 Section 5.01, and as a result
                 thereof the Company is no longer an obligor on the Notes, the successor corporation shall be deemed for purposes of this
                 Section 4.12 to have sold the assets of the Company and its Restricted Subsidiaries not so Transferred, and shall comply with the provisions of this Section 4.12 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.12.

           (e) The Company shall mail a notice of a Net Proceeds Offer by first-class mail, postage prepaid, to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, containing all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

           (1)   that the Net Proceeds Offer is being made pursuant to this
                 Section 4.12, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes and other Indebtedness tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the Net Proceeds Offer Amount, the Company shall select on a pro rata basis, the Notes and Other Indebtedness to be purchased (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, as applicable, or multiples thereof shall be purchased), and that the Net Proceeds Offer shall remain open for a period of 20 business days or such longer periods as may be required by law;

           (2) the offer price (including the amount of accrued interest) and the Net Proceeds Offer date of payment ("Net Proceeds Offer Payment Date"), which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five business days after the Trustee receives notice thereof from the Company;

           (3)   that any Note not tendered will continue to accrue interest;

           (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

           (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender such Note, with the form enti-tled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day prior to the Net Proceeds Offer Payment Date;

           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second business day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Notes such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

           (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

           (f) On or before the Net Proceeds Offer Payment Date, the Company shall (1) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Net Proceeds Offer, (2) deposit with the Paying Agent in accordance with Section 2.15 U.S. Dollars sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (3) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause
(b) above and a copy of the Officers' Certificate specified in clause (3) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three business days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

           (g) To the extent the amount of Notes tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

           (h) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.12 by virtue thereof.

SECTION 4.13.    Limitation on Dividend and Other Payment
                 Restrictions Affecting Subsidiaries.

           The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

           (A) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary;

           (B) make loans or advances or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary; or

           (C) Transfer any of its assets to the Company or any other Restricted Subsidiary,

except for

           (1) such encumbrances or restrictions existing under or by reason of applicable law;

           (2) such encumbrances or restrictions under this Indenture and the Notes;

           (3) customary provisions in any contract limiting the assignment of such contract;

           (4) such encumbrances or restrictions under agreements existing at the time of acquisition of any Person or the assets of the Person so acquired by the Company or any of its Restricted Subsidiaries (including agreements governing Acquired Indebtedness), which encumbrances or restrictions are not applicable to any Person, or the assets of any Person, other than the Person or the assets or Capital Stock of the Person so acquired;

           (5) such encumbrances or restrictions under agreements existing on the Issue Date;

           (6) restrictions imposed by any agreement to sell assets permitted under this Indenture relating to such assets pending the closing of such sale;

           (7) Liens permitted under Section 4.11 to the extent such Liens restrict the Transfer of assets subject thereto;

           (8) restrictions on cash or other deposits or net worth under contracts entered into in the ordinary course of business;

           (9) such encumbrances or restrictions under the Credit Agreement as in effect on the Issue Date;

           (10) such encumbrances or restrictions under agreements governing Indebtedness of a Foreign Subsidiary incurred in compliance with Section 4.09, which encumbrances or restrictions are not applicable to the Company or any Restricted Subsidiary other than with respect to the Capital Stock of such Foreign Subsidiary;

           (11) such encumbrances or restrictions under any agreement relating to a Sale and Leaseback Transaction or Capitalized Lease Obligation, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to such arrangements;

           (12) customary restrictions imposed on the Transfer of copyrighted or patented materials; and

           (13) such encumbrances and restrictions in any agreement amending or Refinancing any agreement referred to in clause (2), (4), (5) or (9) above, which encumbrances and restrictions are not, taken as a whole, more restrictive in any material respect than the encumbrances and restrictions in such agreement prior to the amendment or Refinancing.

SECTION 4.14.    Limitation on Transactions with Affiliates.

           (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of re-lated transactions with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than Affiliate Transactions described in Section 4.14(b), unless

           (1) the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those terms that would reasonably have been obtained at that time in a comparable transaction by the Company or the relevant Restricted Subsidiary and an unrelated Person; and

           (2)   the Company delivers to the Trustee

                 (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company that states that such Board of Directors has determined that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the Disinterested Members of such Board of Directors, if there are any such Disinterested Members; and

                 (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, or in excess of $1.0 million and not approved by a majority of the Disinterested Members of the Board of Directors of the Company, a favorable opinion from an Independent Financial Advisor as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

           (b)   The restrictions set forth in Section 4.14(a) do not apply to

           (1) transactions exclusively between or among the Company and/or one or more of its Restricted Subsidiaries; provided, in each case, such transaction is not otherwise prohibited by this Indenture and that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;

           (2) any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner which is, taken as a whole, in the good faith judgment of the Board of Directors of the Company not materially less favorable to the Company or such Restricted Subsidiary as the original agreement as in effect on the Issue Date;

          (3) any employment, compensation, benefit or indemnity agreements, arrangements or plans in respect of any officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and approved by the Board of Directors of the Company;

          (4) loans and advances permitted by clause (5) of the definition of Permitted Investments;

          (5)  the issuance and sale of Qualified Capital Stock;

          (6)  Restricted Payments of the type described in clause (1), (2) or
               (3) of the definition of "Restricted Payments" made in compliance with Section 4.10; and

          (7)  Restricted Payments permitted by clause (5), (6), (7) or (8) of
               Section 4.10(b).

SECTION 4.15.  Limitation on Sale and Leaseback Transactions.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Company or any of its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if:

          (1) The Company or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.09 and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to
     Section 4.11;

          (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of the asset that is the subject of such Sale and Leaseback Transaction; and

          (3) the Transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, Section 4.12.

SECTION 4.16.  Additional Guarantees

          (a) If the Company or any of its Restricted Subsidiaries, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary) after the date of this Indenture, or Transfers more than $1,000 to any Restricted Subsidiary

(other than a Foreign Subsidiary) that is not a Guarantor as of the Issue Date, or designates any Unrestricted Subsidiary (other than any Foreign Subsidiary) as a Restricted Subsidiary, then that newly acquired, created, capitalized or designated Restricted Subsidiary must become a Guarantor and shall, within 30 days of the date on which it was acquired, created, capitalized or designated, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until released in accordance with the terms of this Indenture.

          (b) Notwithstanding Section 4.16(a), any Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described in Article Ten.

SECTION 4.17.  Limitation on Designations of Unrestricted Subsidiaries.

          (a) The Board of Directors of the Company may designate (a "Designation") any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary of the Company, so long as such Designation would not cause a Default.

          (b) For purposes of making the determination of whether such Designation would cause a Default, the portion of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such Designation will be permitted only if such Investment would be a Permitted Investment or would otherwise be permitted at such time under Section 4.10.

          (c) The Board of Directors of the Company may revoke any Designation of a Subsidiary of the Company as an Unrestricted Subsidiary (a "Revocation"); provided that

          (1) no Default exists at the time of or after giving effect to such Revocation; and

          (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

          (d) Any such Designation or Revocation by the Board of Directors of the Company after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

SECTION 4.18.  Conduct of Business.

          The Company and its Restricted Subsidiaries will not engage in any businesses that are not the same, similar, ancillary or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date ("Permitted Business"). PCA Finance will not engage in any business or activities other than as necessary (1) to maintain its corporate existence, (2) to perform its obligations under the Notes and this Indenture and
(3) to guarantee or co-issue Indebtedness as permitted by Section 4.09(a).

SECTION 4.19.  Reports to Holders

          (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company must furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations, and make available to securities analysts and potential investors upon request

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

          (b) In addition, whether or not required by the Commission, following the Exchange Offer (as defined in the Registration Rights Agreement), the Company will file a copy of all the information and reports referred to above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to security analysts and prospective investors upon request.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.  Merger, Consolidation and Sale of Assets.

          (a) The Company will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving Person), or Transfer all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless

     (1) either (x) the Company is the surviving Person or (y) the Person (the "Surviving Person") formed by or surviving any such consolidation or merger (if other than the Company) or to which such Transfer has been made is a corporation or limited liability company organized or existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes all of the obligations of the Company under (i) the Notes and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement pursuant to a joinder agreement thereto;

     (2) immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction); and

     (3) the Company or the Surviving Person, as the case may be, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

The foregoing clauses (2) and (3) shall not apply to (i) a merger or consolidation of any Restricted Subsidiary with or into the Company or (ii) a transaction solely for the purpose of and with the effect of reincorporating the Company in another jurisdiction and/or forming a holding company to hold all of the Capital Stock of the Company or forming an intermediate holding company to hold all of the Capital Stock of the Company's Subsidiaries.

          (b) The Company will not cause or permit any Subsidiary Guarantor, directly or indirectly, to consolidate or merge with or into another Person (whether or not such Guarantor is the Surviving Person) unless

          (1) either (x) such Guarantor is the Surviving Person or (y) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) expressly assumes all of the obligations of such Guarantor under (i) its Guarantee and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement pursuant to a joinder agreement thereto; and

          (2) immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction).

The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor so long as the Company or a Subsidiary Guarantor survives the consolidation or merger or (y) the sale by consolidation or merger of a Subsidiary Guarantor, which sale is covered by and complies with Section 4.12.

          (c) The Company will deliver to the Trustee prior to the consummation of each proposed transaction an Officers' Certificate that the conditions set forth above are satisfied and an Opinion of Counsel that the proposed transaction and the supplemental indenture, if any, comply with this Indenture.

SECTION 5.02.  Successor Person Substituted.

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of Parent, either Issuer or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Parent, such Issuer or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as Parent, such Issuer or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.

          "Event of Default" is defined as any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) the Issuers default in the payment of any installment of interest on any Note when and as the same becomes due and payable and such failure continues for a period of 30 days;

     (2) the Issuers default in the payment of the principal of any Note when and as the same becomes due and payable at maturity, upon redemption or purchase or otherwise;

     (3) (a) there shall be a default in the performance or breach of the provisions of Section 5.01; (b) the Company shall have failed to make or consummate a Net Proceeds Offer in accordance with Section 4.12; or
          (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with Section 4.08;

     (4) either Issuer fails to perform or observe any of its covenants, conditions or agreements in this Indenture or in the Notes (other than a covenant, condition or agreement a default in whose performance or whose breach is elsewhere in this Article Six specifically dealt with), and such failure continues for a period of 60 days after the date on which written notice of such Default has been given to such Issuer by the Trustee or to such Issuer and to the Trustee by the Holders of not less than 25% of the principal amount of the Notes then outstanding under this Indenture;

     (5) Parent, the Company or any of its Subsidiaries defaults under any agreement governing any of its other Indebtedness, if that default

          (a) is caused by the failure to pay at final maturity the principal amount of such Indebtedness after giving effect to any applicable grace periods, or

          (b) results in the acceleration of the final stated maturity of such Indebtedness (including upon any event of the type described in clause (7) or (8) below),

          and in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $10.0 million and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days after such final maturity or acceleration;

     (6) Parent, the Company or any of its Restricted Subsidiaries fails to pay or otherwise cause to be discharged or stayed one or more judgments in an aggregate amount exceeding $10.0 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

     (7) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of Parent, the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging Parent, the Company or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Parent, the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Parent, the Company or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

     (8) (a) Parent, the Company or any of its Significant Subsidiaries commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

          (b) Parent, the Company or any of its Significant Subsidiaries consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Parent, the Company or any of its Significant Subsidiaries; or

          (c) Parent, the Company or any of its Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

          (d) Parent, the Company or any of its Significant Subsidiaries consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Parent, the Company or any of its Significant Subsidiaries or of any substantial part of their property; or

          (e) Parent, the Company or any of its Significant Subsidiaries makes an assignment for the benefit of creditors; or

          (f) Parent, the Company or any of its Significant Subsidiaries admits in writing its inability to pay its debts generally as they become due; or

          (g) Parent, the Company or any of its Significant Subsidiaries takes corporate action in furtherance of any such actions in this clause (8); or

     (9) the Guarantee of Parent or any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or is found invalid, or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee).

SECTION 6.02.  Acceleration of Maturity; Rescission.

          If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs and is continuing with respect to either Issuer, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If any other Event of Default with respect to any Notes at the time outstanding occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Issuers, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Issuers and the Trustee, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in this Indenture or in the Notes to the contrary notwithstanding.

          At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes, on behalf of all Holders of Notes, may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default with respect to Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (7) or (8) of Section 6.01, the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

          No such rescission will affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuers.

SECTION 6.04.  Waiver of Past Defaults and Events of Default.

          Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Issuers and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. In the case of any such waiver, the Issuers, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.  Control by Majority.

          The Holders of a majority in principal amount of Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any power or trust conferred upon the Trustee under this Indenture with respect to the Notes; provided, however, that subject to the provisions of this Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee, advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by responsible officers determine that the action or proceeding so directed would involve the Trustee in liability or that the Trustee is not satisfactorily indemnified from the costs thereof.

SECTION 6.06.  Limitation on Suits.

          No Holder of any Note will have the right to pursue a remedy with respect to this Indenture or the Notes unless (a) such Holder gives to the Trustee notice of a continuing Event of Default with respect to the Notes, (b) the Holders of at least 25% in principal amount of Notes make a request to the Trustee to pursue the remedy and such Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense,
(c) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity and (d) the Holders of a majority in principal amount of Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

          No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and re-leases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

SECTION 6.08.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the Holder.

SECTION 6.09.  Collection Suit by Trustee.

          If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuers or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, ar-rangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11.  Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Liquidated Damages, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Noteholders of more than 10% in principal amount of the Notes then outstanding.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and pow-ers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate, subject to the requirement in the preceding sentence, if applicable.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)  Whether or not therein expressly so provided, paragraphs (a),
(b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence or bad faith.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

          (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (8) The Trustee may request that the Issuers deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.   Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuers or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04.   Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Issuers' or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Issuers or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

SECTION 7.05.   Notice of Defaults.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee will give to each Noteholder a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 7.06.   Reports by Trustee to Holders.

          If required by TIA ss. 313(a), within 60 days after May 15 of any year, commencing 2002 the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c) and TIA ss. 313(d).

          Reports pursuant to this Section 7.06 shall be transmitted by mail:

          (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

          (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

          A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.   Compensation and Indemnity.

          The Issuers and the Guarantors shall pay to the Trustee and Agents from time to time such compensation for its services hereunder as the Issuers and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Inden ture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuers and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuers and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Issuers and the Guarantors shall not relieve the Issuers and Guarantors of their obligations hereunder except to the extent the Issuers and the Guarantors are actually prejudiced thereby.

          Notwithstanding the foregoing, the Issuers and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability determined by a court of competent jurisdiction to have been incurred by the Trustee through its own negligence or bad faith.

          To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

          The obligations of the Issuers and the Guarantors under this Section
7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of each Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08.   Replacement of Trustee.

          The Trustee may resign by so notifying the Issuers and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuers and the removed Trustee in writing and may appoint a successor Trustee with the Issuers' written consent, which consent shall not be unreasonably withheld. The Issuers may remove the Trustee at their election if:

          (1)   the Trustee fails to comply with Section 7.10;

          (2)   the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   Successor Trustee by Consolidation, Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA (S) 310(b), including the provision in (S) 310(b)(1).

SECTION 7.11.  Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311 (b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

SECTION 7.12.  Paying Agents.

          The Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.   Without Consent of Noteholders.

          The Issuers and the Guarantors, when authorized by a board resolution, and the Trustee may enter into an indenture or indentures supplemental hereto to amend this Indenture or the Notes without prior notice to or the consent of any
Noteholder:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2)  to comply with the provisions set forth in Article Five;

     (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA as then in effect;

     (4) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2) of the Internal Revenue Code;

     (5) to secure the Note and/or Guarantees and to make intercreditor arrangements with respect to any such security, unless the incurrence of such obligations or the security thereof is prohibited by this Indenture;

     (6)  to evidence or to provide for a replacement Trustee;

     (7) to add to the covenants and agreements of either Issuer or the Guarantors for the benefit of all of the Holders of all of the Notes and to surrender any right or power herein reserved to either Issuer or the Guarantors;

     (8) to make any change that does not materially adversely affect the legal rights of any Noteholder under this Indenture as then in effect; or

     (9) to release any Guarantor from its Guarantee in accordance with the provisions of this Indenture.

SECTION 8.02.   With Consent of Noteholders.

          (a) The Issuers and the Guarantors, when authorized by a board resolution, and the Trustee may enter into one or more supplemental indentures to amend this Indenture or the Notes with the written consent of the Holders of a majority of the principal amount of the then outstanding Notes. Subject to
Section 6.04, the Holders of a majority in principal amount of the then outstanding Notes may waive compliance by the Issuers with any provision of this Indenture or the Notes without prior notice to any other Noteholder.

          (b) Notwithstanding the preceding paragraph, without the consent of each Noteholder affected, an amendment or waiver may not:

     (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

     (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (3) reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to redemption;

     (4)  make any Note payable in currency other than that stated in the Note;

     (5)  make any change in this Section 8.02;

     (6) make any change in this Indenture to adversely affect the ranking in right of payment of the Notes or any Guarantee;

     (7)  make any change in Section 6.04 or 6.08;

     (8) after the obligation has arisen to make a Change of Control Offer, amend, change or modify in any material respect the obligation of the Company to make and complete such Change of Control; or

     (9) release any Guarantor from its Guarantee other than pursuant to the provisions of this Indenture.

          (c) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement or waiver under Section 8.01 or this Section 8.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describ ing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          (e) Upon the written request of the Company accompanied by a board resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

SECTION 8.03.   Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.   Revocation and Effect of Consents.

          (a) Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

          (b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

          (c) After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02. In that case the amendment, supplement, waiver or other ac-tion shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05.   Notation on or Exchange of Notes.

          If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuers) shall request the Holder of the Note (in accordance with the specific written direction of the Issuers) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.   Trustee To Sign Amendments, etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms (subject to customary exceptions).

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.   Discharge of Indenture.

          Upon the request of the Issuers, this Indenture will cease to be of further effect and the Trustee, at the expense of the Issuers, will execute proper instruments acknowledging satisfaction and discharge of the Notes and this Indenture and the Guarantees when:

     (1)  either:

          (a) all the Notes theretofore authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance pursuant to
               Section 9.02 or 9.03) have been delivered to the Trustee for cancellation; or

          (b) all Notes not theretofore delivered to the Trustee for cancellation:

               (i) have become due and payable by the mailing of a notice of redemption or otherwise;

               (ii)  will become due and payable within one year; or

               (iii) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense, of the Issuers;

               and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

     (2) the Issuers have paid or caused to be paid all sums payable under this Indenture by the Issuers; and

     (3) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Notes and this Indenture and the Guarantees of the Notes have been complied with.

          After such delivery, the Trustee upon Company Request shall acknowledge in riting the discharge of the Issuers' and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers in Sections 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02.  Legal Defeasance.

          The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuers' obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2,07, 2.08, 2.11,
4.02, 4.03 and 4.05, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuers' obligations in connection therewith and (D) this Article Nine.

          Concurrently with any Legal Defeasance, the Issuers may, at their further option, cause to be terminated, as of the date on which such Legal Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing and obtain the release of the Guarantee(s) of any or all Guarantors. In order to exercise such option regarding a Guarantee, the Issuers shall provide the Trustee with written notice of its desire to terminate such Guarantee prior to the delivery of the opinion of counsel referred to in clause
(f) of Section 9.04.

          Subject to compliance with this Article Nine, the Issuers may exercise their option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.  Covenant Defeasance.

          The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors under Sections 4.03 (other than as it relates to legal existence of the Issuers), 4.04, 4.07 through 4.18,
4.19 (except for obligations mandated by the TIA) and clause (a)(3) of Section
5.01 released with respect to the outstanding Notes on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any refer-ence elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(5), (6) and (9) shall not constitute Events of Default.

          Concurrently with any Covenant Defeasance, the Issuers may, at their further option, cause to be terminated, as of the date on which such Covenant Defeasance occurs, all of the obligations under any or all of the Guarantees, if any, then existing and obtain the release of the Guarantee(s) of any or all Guarantors. In order to exercise such option regarding a Guarantee, the Issuers shall provide the Trustee with written notice of its desire to terminate such Guarantee prior to the delivery of the opinion of counsel referred to in clause
(g) of Section 9.04.

          Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuers' obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.07, 9.05, 9.06 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 9.05 and 9.08 shall survive.

SECTION 9.04.  Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

     (a) (1) the Issuers have irrevocably deposited or caused to be deposited in trust for the benefit of the Noteholders with the Trustee or a Paying Agent or a trustee satisfactory to the Trustee and the Issuers, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, (x) money in an amount sufficient, or (y) U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants or Independent Financial Advisors expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (z) any combination thereof in an amount sufficient to pay the principal of and interest on the outstanding Notes on the dates such installments are due to redemption or Stated Maturity, (2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (3) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obliga-tions in accordance with the terms of this Indenture and the terms of the Notes to the payment of principal of and interest on the Notes;

     (b) the deposit described in clause (a) above will not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which either Issuer is a party or by which it is bound;

     (c) no Default has occurred and is continuing (1) as of the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) or (2) insofar as clause (7) or (8) of Section 6.01 is concerned at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Issuers in respect of such deposit (it being understood that the condition in this clause (c) is a condition subsequent and will not be deemed satisfied until the expiration of such period);

     (d) the Issuers have paid or caused to be paid all sums currently due and payable by the Issuers under this Indenture and under the Notes;

     (e) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the termination by the Issuers of their obligations have been complied with;

     (f) in the case of an election under Section 9.02, the Company has delivered to the Trustee either (1) an opinion of counsel by recognized counsel who is not an employee of the Company or any of its Subsidiaries, stating that, since the date of this Indenture, there has been a change in the applicable federal income tax law, and based thereon such opinion of counsel shall confirm that, or (2) a ruling received from the Internal Revenue Service to the effect that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Issuers' exercise of their legal defeasance option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance option had not been exercised; and

     (g) in the case of an election under Section 9.03, the Company has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service to the effect that, or (2) an opinion of counsel by recognized counsel who is not an employee of the Company or any of its Subsidiaries stating that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Issuers' exercise of their covenant defeasance option under this paragraph and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance option had not been exercised.

SECTION 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be sub rogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.  Moneys Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuers, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Company upon an Company Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.  Moneys Held by Trustee.

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Issuers or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Issuers or the Guarantors or the release of any money held in trust by the Issuers or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Issuers and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                   ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01. Guarantee.

          Subject to the provisions of this Article Ten, the Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Issuers with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

          Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of either Issuer, any right to require a proceeding first against such Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

          The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Guarantees.

SECTION 10.02.   Execution and Delivery of Guarantee.

          To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an officer or an officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.   Limitation of Guarantee.

          The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 10.04.   Additional Guarantors.

          The Company covenants and agrees that it shall cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.16, to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee in accordance with Section 4.16 pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Issuers under the Notes and this Indenture in accordance with this Article Ten with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

SECTION 10.05.   Release of Guarantors.

          The Guarantee of any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon any of the following:

     (A) any Transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock held by the Company or any of its Restricted Subsidiaries in, or of all or substantially all the assets of, such Subsidiary Guarantor (which Transfer is made in accordance with this Indenture and, if the Company or any of its Restricted Subsidiaries intends to comply with Section 4.12 by making an investment or expenditure in Replacement Assets, the Company or such Restricted Subsidiary delivers to the Trustee a written agreement that it will make such investment or expenditure within the time frame set forth in
          Section 4.12); or

     (B) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

          The Trustee shall execute any documents reasonably requested by either Issuer or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.06.   Waiver of Subrogation.

          Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against either Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against either Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other man ner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

SECTION 10.07.   Notice to Trustee.

          Either Issuer or any Guarantor shall give prompt written notice to the Trustee of any fact known to such Issuer or any such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Guarantees. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantees, unless and until the Trustee shall have received written notice thereof from the Issuers no later than two Business Days prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.07, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.07 at least two Business Days prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.   Notices.

          Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Issuers or any Guarantor:

                 PCA LLC
                 815 Matthews-Mint Hill Road
                 Matthews, North Carolina 28105
                 Attention:  Chief Financial Officer

                 Fax Number:  (704) 847-1548

          with a copy to:

                 PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                 1285 Avenue of the Americas
                 New York, New York  10019
                 Attention:  Richard S. Borisoff, Esq.

                 Fax Number:  (212) 757-3990

          If to the Trustee, Registrar or Paying Agent:

                 THE BANK OF NEW YORK
                 101 Barclay Street
                 Floor 21W New
                 York, New York 10286

                 Attention:  Corporate Trust Administration

                 Fax Number:  (212) 896-7299

          Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Issuers, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.   Communications by Holders with Other Holders.

          Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04.   Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.   Statements Required in Certificate and Opinion.

          Each certificate and opinion with respect to compliance by or on behalf of the Issuers or any Guarantor with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06.   Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.   Business Days; Legal Holidays.

          A "Business Day" or "business day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.   Governing Law.

          This Indenture, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 11.09.        No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.



SECTION 11.10.        Successors.

                  All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.11.        Multiple Counterparts.

                  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.12.        Table of Contents, Headings, etc.

                  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13.        Separability.

                  Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                                PCA LLC
                                                PCA Finance Corp.


                                                By:    /s/ Barry J. Feld
                                                       -------------------------
                                                       Name:  Barry J. Feld
                                                       Title:  President and CEO

                                           Guarantors:

                                           PCA International, Inc.
                                           American Studios, Inc.
                                           PCA National LLC
                                           PCA Photo Corporation of Canada, Inc.
                                           Photo Corporation of America

                                           By:    /s/ Barry J. Feld
                                                  ------------------------------
                                                  Name:  Barry J. Feld
                                                  Title: President and CEO


                                           PCA National of Texas LP

                                                  By:  PCA National LLC,
                                                        its general partner

                                                  By:   /s/ Barry J. Feld
                                                        ------------------------
                                                        Name: Barry J. Feld
                                                        Title: President and CEO

                                             THE BANK OF NEW YORK, as Trustee


                                             By:    /s/ Dorothy Miller
                                                    ----------------------------
                                                    Name:  Dorothy Miller
                                                    Title: Vice President

                                                                       EXHIBIT A

         CUSIP

                                     PCA LLC
                                PCA Finance Corp.

No.                                                              $



                          11.875% SENIOR NOTE DUE 2009


         PCA LLC, a Delaware limited liability company, as issuer (the "Company"), and PCA Finance Corp., a Delaware corporation, as co-issuer ("PCA Finance" and, collectively with the Company, the "Issuers"), for value received, promise to pay to [ ] or registered assigns the principal sum of $ dollars on August 1, 2009.

         Interest Payment Dates: February 1 and August 1.

         Record Dates: January 15 and July 15.

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                         PCA LLC
                                         PCA Finance Corp.


                                         By:
                                                ________________________________
                                                Name:
                                                Title:




                                         By:
                                                ________________________________
                                                Name:
                                                Title:

                          Certificate of Authentication

                  This is one of the 11.875% Senior Notes Due 2009 referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK, as Trustee


                                            By:_________________________________



Dated:

                            [FORM OF REVERSE OF NOTE]

                                     PCA LLC
                                PCA Finance Corp.

                          11.875% SENIOR NOTE DUE 2009


         1. Interest. PCA LLC, a Delaware limited liability company, as issuer (the "Company"), and PCA Finance Corp., a Delaware corporation, as co-issuer ("PCA Finance" and, collectively with the Company, the "Issuers"), promise to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 11.875% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 27, 2002 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each February 1 and August 1, commencing February 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

         2. Method of Payment. The Issuers will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15 or July 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

         3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as a Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

         4. Indenture. The Issuers issued the Notes under an Indenture dated as of June 27, 2002 (the "Indenture") among the Issuers, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

         5. Optional Redemption. (a) The Notes will be redeemable (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in whole at any time or in part from time to time, at the option of the Issuers at a redemption price equal to the greater of (i) 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to the redemption date or (ii) the Make Whole Amount (as defined in the Indenture), plus accrued and unpaid interest, if any, on the Notes to be redeemed to the redemption date.

         Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Issuers' option.

         (b) In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable; provided that, in the case of a redemption pursuant to paragraph 5(a) above, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository). The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

         7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

         8. [Registration Rights. Pursuant to an Exchange and Registration Rights Agreement among the Issuers, the Guarantors, and the Initial Purchasers named therein (the "Registration Rights Agreement"), the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.]/a/

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

         10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another Person.

         12. Amendment, Supplement, Waiver, Etc. The Issuers, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

         13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends on, redeem or repurchase its Capital Stock, make certain investments, sell assets, create restrictions on the payment of dividends or other amounts to the Company from its Restricted Subsidiaries, enter into transactions with Affiliates, expand into unrelated businesses, create liens, enter into sale and leaseback transactions or consolidate, merge or sell all or substantially all of the assets of the Company and its Restricted Sub

____________________________

/a/ Not included in Exchange Securities.

sidiaries and requires the Issuers to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuers must annually report to the Trustee on compliance with such limitations.

         14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

         15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) of the Indenture with respect to either Issuer) occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Issuers, or the Holders of not less than 25% of the principal amount of the Notes then outstanding, by notice in writing to the Issuers and the Trustee, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Notes; and upon any such declaration all such amounts upon such Notes shall become and be immediately due and payable, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(7) or (8) of the Indenture occurs with respect to either Issuer, then the principal of and any accrued and unpaid interest on all of the Notes shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Issuers under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

         16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent, member or stockholder or Affiliate of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

                  18. Discharge. The Issuers' obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

                  19. Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                  20. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

                  21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Trustee, the Issuers and the Guarantors agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

                  22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  PCA LLC
                  PCA Finance Corp.
                  c/o PCA LLC
                  815 Matthews-Mint Hill Road
                  Matthews, North Carolina 28105
                  Attention:  Chief Financial Officer

                                   ASSIGNMENT


      I or we assign and transfer this Note to:

--------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

      and irrevocably appoint:

      Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

Date: _____________________     Your Signature: _______________________________
                                                (Sign exactly as your name
                                                appears on the other side of
                                                this Note)


Signature Guarantee: ______________________________


                               SIGNATURE GUARANTEE

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, check the appropriate box:

                       Section 4.08               Section 4.12

                  If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.12 of the Indenture, state the amount you elect to have purchased:

$ __________________________
     (multiple of $1,000)


Date: ______________________


                                    Your Signature: ____________________________
                                                    (Sign exactly as your name
                                                    appears on the face of
                                                    this Note)


____________________________
    Signature Guaranteed

                               SIGNATURE GUARANTEE

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

    [FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES THAT ARE RESTRICTED NOTES]

           The Notes evidenced hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered, sold, pledged or otherwise transferred except (a) (1) to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (4) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act or
(5) pursuant to an effective registration statement under the Securities Act and
(b) in accordance with all applicable securities laws of the United States and other jurisdictions.

           [FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE
                                RESTRICTED NOTES]

            I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)


________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

            and irrevocably appoint:

            Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                   [Check One]

            [_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

            or

            [_] (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: _______________________  Your Signature: ________________________________
                                               (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee: ___________________________________________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

            The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or certificated Note is being Transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated: _________________________       _________________________________________
                                       NOTICE: To be executed by an executive
                                               officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]


            This Note has not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and, unless so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the Act or except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

                    I or we assign and transfer this Note to:

________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

          and irrevocably appoint:

          Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                   [Check One]

          [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

          or

          [ ] (b) this Note is being transferred other than in accordance with
(a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:_________________________  Your Signature_________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)

Signature Guarantee:____________________________________________________________

                               SIGNATURE GUARANTEE

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

          The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the restricted period under Regulation S, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Note will be subject to the restrictions on Transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Dated:_________________________________  _______________________________________
                                         NOTICE: To be executed by an executive
                                                 officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

          This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Note is not exchangeable for Notes registered in the name of a person other than the Depository or its nominee except in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in the limited circumstances described in the Indenture.

          Unless this Certificate is presented by an authorized representative of The Depository Trust Company (a New York corporation) ("DTC") to the issuer or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                                                       EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

The Bank of New York
PCA LLC
PCA Finance Corp.
c/o The Bank of New York
101 Barclay Street
Floor 21W
New York, New York  10286

Attention:  Corporate Trust Administration

Ladies and Gentlemen:

          In connection with our proposed purchase of 11.875% Senior Notes Due 2009 (the "Notes") of PCA LLC, a Delaware limited liability company, as issuer (the "Company"), and PCA Finance Corp., a Delaware corporation, as co-issuer ("PCA Finance" and, collectively with the Company, the "Issuers") we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 27, 2002 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

          5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          6. We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferee]


                                            By: _______________________________
                                                Name:
                                                Title:

Date:  _______________________

                                                                       EXHIBIT F

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

The Bank of New York
PCA LLC
PCA Finance Corp.
c/o The Bank of New York
101 Barclay Street
Floor 21W
New York, New York  10286

Attention: Corporate Trust Administration

     Re: the PCA LLC, a Delaware limited liability company, as issuer (the "Company"), and PCA Finance Corp., a Delaware corporation, as co-issuer ("PCA Finance" and, collectively with the Company, the "Issuers") 11.875% Senior Notes Due 2009 (the "Notes")


Dear Sirs:

          In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]


                                            By: ________________________________

                                                                       EXHIBIT G

                                   GUARANTEES

          Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of June 27, 2002 by and among PCA LLC, a Delaware limited liability company, as issuer (the "Company"), PCA Finance Corp., a Delaware corporation, as co-issuer ("PCA Finance" and, collectively with the Company, the "Issuers"), the Guarantors, as guarantors, and The Bank of New York, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Noteholders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                         [Signatures on Following Pages]

          IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                                     PCA International, Inc.
                                     American Studios, Inc.
                                     PCA National LLC
                                     PCA Photo Corporation of Canada, Inc.
                                     Photo Corporation of America

                                     By: _______________________________________
                                         Name:  Barry J. Feld
                                         Title: President and CEO


                                     PCA National of Texas LP

                                         By: PCA National LLC,
                                             its general partner

                                         By: ___________________________________
                                             Name:  Barry J. Feld
                                             Title: President and CEO

                                      G-2